EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Tribus Enterprises, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Kendall Bertagnole, Principal Executive Officer and Chris Mills, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 28, 2018

/s/ Kendall Bertagnole

Kendall Bertagnole

Principal Executive Officer

Chris Miller

Principal Financial Officer